Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Anixa Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock	Other	991,093	(2)	$2.30	(3)	$2,279,513.90	0.00015310		$348.99
Equity	Common Stock	Other	18,379,133	(4)	-		-	-		-
Total Offering Amounts							N/A		$
Total Fee Offsets										$-
Net Fee Due										$348.99

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock. In addition, this Registration Statement covers the resale by certain selling stockholders named in the prospectus included in and filed with this Registration Statement of certain of the shares of Registrant’s common stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)	Shares of common stock represents the number of additional shares available for issuance pursuant to the Anixa Biosciences, Inc. 2018 Share Incentive Plan (the “2018 Plan”) pursuant to the evergreen provision of such plan for the fiscal year 2025.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on $2.30, the average of the high and low sales price of a share of Common Stock as reported on Nasdaq on January 8, 2025.

(4)	Shares of common stock issuable pursuant to the 2018 Plan, the Company’s Employee Stock Purchase Plan (the “ESPP”), and the Company’s 2010 Share Incentive Plan, as amended (the “2010 Plan”) have been previously registered on registration statements on Form S-8 (File Nos. 333-269118, 333-261999, 333-251942, 333-223040, 333-202473, 333-184410, 333-175392, 333-168223, 333-227653 and 333-276522) (collectively, the “Prior Registration Statements”).Pursuant to Rule 429 under the Securities Act this Registration Statement is deemed to be a post-effective amendment to the Prior Registration Statements.